Exhibit 99.1

WillScot Mobile Mini Holdings Completes Divestiture of Tank and Pump Business

PHOENIX, October 3, 2022 – WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini” or the “Company”) (Nasdaq: WSC), a North American leader in modular space and portable storage solutions, today announced it has completed the previously announced divestiture of its Tank and Pump segment to private equity firm Kinderhook Industries effective September 30, 2022. Proceeds from the sale, valued at approximately $323 million, will be used to support ongoing reinvestment in the Company’s core Modular and Storage operating segments and other capital allocation priorities.

BofA Securities acted as the financial adviser and Allen & Overy acted as legal adviser to WillScot Mobile Mini Holdings.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating value creation, the Company’s share price, and the Company’s future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks include, without limitation, the risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2021), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and WillScot Mobile Mini disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About WillScot Mobile Mini Holdings Corp.

WillScot Mobile Mini Holdings trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible mobile office, portable storage and workspace productivity solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 280 branch locations and additional drop lots throughout the United States, Canada, Mexico, and the United Kingdom.

Media Contact Information

Jessica Taylor

jetaylor@willscotmobilemini.com

Investor Contact Information

Nick Girardi

nick.girardi@willscotmobilemini.com

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